Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (Registration No. 333-276233) on Form S-1/A Amendment No 3 of Tradewinds Universal our report dated May 4, 2024, relating to our audits of the financial statements of the Tradewinds Universal as of December 31, 2023 and 2022 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A. Tampa, Florida

June 20, 2024